REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Petrosonic Albania SHA.

(a Development Stage Company)

Tirana, Albania

We have audited the accompanying balance sheets of Petrosonic Albania SHA. (a development stage company) (the “Company”) as of December 31, 2011and December 31, 2010 and the related statements of expenses, shareholders’ equity, and cash flows for the years ended December 31, 2011 and December 31, 2010 and the period from May 24, 2010 (inception) through December 31, 2011. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2011 and December 31, 2010 and the results of its operations and its cash flows for the years then ended and the period from May 24, 2010 (inception) through December 31, 2011 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company suffered reoccurring losses since inception, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/MALONEBAILEY, LLP

MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

July 20, 2012

Petrosonic Albania SHA.

(A Development Stage Company)

Balance Sheets

	December 31, 2011	December 31, 2010
ASSETS
Current assets
Cash	$1,655	$146
Valued-added taxes receivable	86,136	3,725

Total current assets	87,791	3,871
Property and equipment, net	617,924	183,874
TOTAL ASSETS	$705,715	$187,745

LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$204,176	$-
Total liabilities	204,176	-
Stockholders' equity:
Common stock, 100,000 shares authorized, $25.64 par value - 600,195 and 60,017 shares issued and outstanding, respectively	1,543,406	1,538,836

Additional paid-in capital	(1,008,356)	(1,331,364)

Other comprehensive income	1,607	69
Deficit accumulated during the development stage	(35,118)	(19,796)
Total stockholders’ equity	501,539	187,745
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$705,715	$187,745

See accompanying notes to audited financial statements.

Petrosonic Albania SHA.

(A Development Stage Company)

Statements of Expenses

			Inception
	Year Ended		(May 24, 2010)
	December 31,		through
			December 31,
	2011	2010	2011
Expenses

General and administrative expenses	$15,322	$19,796	$35,118

Total operating expenses	15,322	19,796	35,118

Net loss	$(15,322)	$(19,796)	$(35,118)
Other Comprehensive income,
Foreign currency translation adjustment	1,538	69	1,607
Comprehensive loss	$(13,784)	$(19,727)	$(33,511)

Loss per common share - Basic and diluted	$(0.01)	$(0.01)

Weighted average common shares outstanding -
Basic and diluted	2,564,000	2,564,000

See accompanying notes to audited financial statements.

Petrosonic Albania SHA.

(A Development Stage Company)

Statements of Cash Flows

	For the Year Ended		May 24, 2010
	December 31,		(inception) through
	2011	2010	December 31, 2011
Cash flows from operating activities

Net loss	$(15,322)	$(19,796)	$(35,118)
Adjustments to reconcile net loss to net cash
(used in) provided by operating activities:
Changes in operating assets and liabilities:
Receivables	(82,411)	(3,725)	(86,136)
Accounts payable and accrued expenses	204,176	-	204,176
Net cash (used in) provided by operating activities	106,443	(23,521)	82,922

Cash flows from investing activities
Cash paid for purchase of property and equipment	(438,833)	(183,874)	(622,707)
Net cash used in investing activities	(438,833)	(183,874)	(622,707)

Cash flows from financing activities
Contributed capital	327,578	207,472	535,050
Net cash provided by financing activities	327,578	207,472	535,050
Effect of exchange rate changes on cash	6,321	69	6,390
Net increase in cash	1,509	146	1,655
Cash at the beginning of the year	146	-	-
Cash at the end of the year	$1,655	$146	$1,655
Supplemental disclosures of cash flow information:
Cash paid for interest	$-	$-	$-
Cash paid for income taxes	$-	$-	$-
Non-cash investing and financing transactions:
Shareholders’ paid in capital for acquisition of license	$4,570	$1,538,836	$1,538,836

See accompanying notes to audited financial statements.

Petrosonic Albania SHA.

(A Development Stage Company)

STATEMENTS OF STOCKHOLDERS’ DEFICIT

For the period from May 24, 2010 (Inception) to December 31, 2011

	Common Stock		Additional	Other	Accumulated	Total
			Paid in	Comprehensive		Stockholders’
	Shares	Amount	Capital	Income	Deficit	Equity
Balance at May 24, 2010 (Inception)	-	$-	$-	$-	$-	$-

Common stock issued for license	60,000	1,538,400	(1,538,400)	-	-	-

Common stock issued for contributed capital	17	436	(436)	-	-	-

Contributed capital	-	-	207,472	-	-	207,472

Other comprehensive income	-	-	-	69	-	69

Net loss	-	-	-	-	(19,796)	(19,796)

Balance at December 31, 2010	60,017	$1,538,836	$(1,331,364)	$69	$(19,796)	$187,745

Common stock issued for contributed capital	178	4,570	(4,570)	-	-	-

Contributed capital	-	-	327,578	-	-	327,578

Other comprehensive income	-	-	-	1,538	-	1,538

Net loss	-	-	-	-	(15,322)	(15,322)

Balance at December 31, 2011	60,195	$1,543,406	$(1,008,356)	$1,607	$(35,118)	$501,539

See accompanying notes to audited financial statements.

PETROSONIC ALBANIA SHA.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

December 31, 2011

Note 1 – Organization, nature of operations and summary of significant accounting policies

Organization and nature of operations

Petrosonic Albania Sha.,(the “Company”) was incorporated on May 24, 2010 in Tirana, Albania. The Company has not generated revenues since inception. The two initial shareholders are Sonoro Energy Ltd (a Canadian publicly traded company in TSX- symbol; SNV) and Albnafta, Ltd, an Albanian private company. The Company complies with Statement of Financial Accounting Standard ASC 915-15 and the Securities and Exchange Commission Exchange Act 7 for its characterization of the Company as development stage.

Petrosonic Albania Sha. is a company that operates in de-asphalting and separation of asphalt from heavy crude oil, oil sands, waste oils under a license agreement with Sonoro Energy Ltd which allows the Company to use the propriety sonic technology which was developed, patented and owned by Sonoro Energy formerly Sonic Technology Solutions in the territory of Republic of Albania.

Use of estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Cash and cash equivalents

Cash equivalents are highly liquid investments with an original maturity of three months or less.

Property and equipment, net

Property and equipment are carried at the cost of acquisition or construction and depreciated over the estimated useful lives of the assets. Costs associated with repair and maintenance are expensed as incurred. Costs associated with improvements which extend the life, increase the capacity or improve the efficiency of our property and equipment are capitalized and depreciated over the remaining life of the related asset. Gains and losses on dispositions of equipment are reflected in operations. Depreciation is provided using the straight-line method over the estimated useful lives of the assets, which are 3 to 5 years. The Company has not recognized depreciation since inception as none of the equipment has been used in operations.

Impairment of long-lived assets

The Company reviews the carrying value of its long-lived assets annually or whenever events or changes in circumstances indicate that the historical-cost carrying value of an asset may no longer be appropriate. The Company assesses recoverability of the asset by comparing the undiscounted future net cash flows expected to result from the asset to its carrying value. If the carrying value exceeds the undiscounted future net cash flows of the asset, an impairment loss is measured and recognized. An impairment loss is measured as the difference between the net book value and the fair value of the long-lived asset. Fair value is estimated based upon either discounted cash flow analysis or estimated salvage value. There was no impairment of assets as of December 31, 2011 and December 31, 2010.

 Research and development

Costs incurred in connection with the development of new products and manufacturing methods are charged to selling, general and administrative expenses as incurred. During the years ended December 31, 2011 and 2010, $-0- and $10,704, respectively, were expensed as research and development costs.

Income taxes

Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. These assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the temporary differences are expected to reverse.

We have net operating loss carryforwards available to reduce future taxable income. Future tax benefits for these net operating loss carryforwards are recognized to the extent that realization of these benefits is considered more likely than not. To the extent that we will not realize a future tax benefit, a valuation allowance is established.

Basic and diluted net loss per share

Basic loss per share is computed using the weighted average number of shares of common stock outstanding during each period. Diluted loss per share includes the dilutive effects of common stock equivalents on an “as if converted” basis. For the years ended December 31, 2010 and 2011, potential dilutive securities had an anti-dilutive effect and were not included in the calculation of diluted net loss per common share

Foreign currency translation

Assets and liabilities of foreign operations are translated from Albanian Leks into United States dollar equivalents using the exchange rates in effect at the balance sheet date. Revenues and expenses are translated using the average exchange rates during each period. Adjustments resulting from the process of translating foreign functional currency financial statements into U.S. dollars are included in accumulated other comprehensive income in common shareholders’ equity. Foreign currency transaction gains and losses are included in current earnings.

Fair Value of Financial Instruments

Financial instruments are recorded at fair value in accordance with the standard for “Fair Value Measurements codified within ASC 820”, which defines fair values, establishes a three level valuation hierarchy for disclosures of fair value measurement and enhances disclosure requirements for fair value measurements:

• Level 1 – inputs to the valuation methodology are quoted prices (unadjusted) for identical asset or liabilities in active markets.

• Level 2 – inputs to the valuation methodology include closing prices for similar assets and liabilities in active markets, and inputs that are observable for the assets and liabilities, either directly, for substantially the full term of the financial instruments.

• Level 3 – inputs to the valuation methodology are observable and significant to the fair value.

 Recently issued accounting pronouncements

The Company does not expect the adoption of any recently issued accounting pronouncements to have a significant effect on its consolidated financial position or results of operations.

 Note 2 - Going concern

As reflected in the accompanying financial statements, the Company has incurred reoccurring losses since inception. This raises substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern is dependent on its ability to raise additional capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Note 3 – Related party transactions

During 2010, shareholders contributed $207,472 for the purchase of machinery. During 2011, shareholders contributed $327,578 for the building built by the Company in Albania.

Note 4 – Value-added taxes receivable

At December 31, 2011, the Company has $86,189 receivable from Tax Authorities for value added tax.

In April 2012, the Company filed for and received a refund of this tax amount from the government of Albania.

Note 5 - Shareholders’ equity

Common stock

The par value per share is 2,605 Albanian Leks, or approximately $25.64.

Sonoro Energy Ltd. received 60,000 common shares from the Company in exchange for Sonoro Energy’s heavy oil technology license as of December 31, 2011.

Albnafta Shpk received 195 shares as of December 31, 2011 in exchange for $117,067 cash contributions as of that date, and no additional shares in 2012.

Note 6 – Commitments and contingencies

Operating lease

Total rent expense for 2011 and 2010 was $9,209 and $0, respectively.

 Note 7 – Income taxes

The Company uses the liability method, where deferred tax assets and liabilities are determined based on the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial and income tax reporting purposes. During fiscal 2011 and 2010, the Company incurred net losses and, therefore, has no tax liability. The net deferred tax asset generated by the loss carry-forward has been fully reserved. The cumulative net operating loss carry-forward is approximately $35,000 at 2011, and will expire in the years 2013.

The Company’s net deferred income tax asset as of December 31, 2011 and 2010, after applying the corporate income tax rate in Albania of 10%, are as follows:

	December 31, 2011	December 31, 2010

Nets operating loss carry forward	$3,512	$1,980

Valuation allowance	(3,512)	(1,980)

Total	-	-